Exhibit 99.1

The Real Good Food Company Reports Second Quarter 2023 Financial Results

Cherry Hill, NJ, August 11, 2023 – The Real Good Food Company, Inc. (NASDAQ: RGF) (“Real Good Foods” or the “Company”), a leading health and wellness frozen and refrigerated foods company, today reported financial results for its second quarter ended June 30, 2023.

Management Commentary

Bryan Freeman, Executive Chairman, said: “I am pleased to report a significant acceleration in sales growth this quarter, led by the unmeasured channel, which was up 61% on a year-over-year basis driven by strong velocity growth, as well as new customer wins. Moreover, we gained momentum on the top-line up each month in the second quarter and growth has continued to accelerate into the third quarter. We now have eight high velocity items that participate in seven categories and two temperature states in the unmeasured channel, making the Real Good Foods brand a leading brand in the frozen & refrigerated category in the unmeasured channel. I am encouraged by the continued strength of our brand and have confidence in the ability of our dedicated team to continue to deliver upon our brand promise to consumers and unlock significant value for all our stakeholders over the long-term.”

Gerard Law, Chief Executive Officer, added: “Our operational team and infrastructure are well positioned to capitalize on our accelerated top-line growth trajectory in the second half of 2023 and beyond. Our Bolingbrook, Illinois facility is continuing to ramp up production and we are on track to achieve our efficiency targets in the second half of the year. I continue to be very proud of the team and how far we’ve come since opening the new facility. Bolingbrook enables our entry into exciting new categories and gives us much needed capacity to meet the growing demand for our new and existing products.”

Second Quarter 2023 Highlights

•	Net sales in the second quarter were $35.4 million, up 14.8% year-over-year and 89% on a 2-year basis

•	Gross profit margin grew to 13.6% of net sales, up 598 bps year-over-year

•	Household penetration totaled approximately 8.3% as of June 2023, as compared to 8.3% in March 2023*

(*)	June 30, 2023 Numerator report.

Financial Results for the Quarter Ended June 30, 2023

Net sales increased 14.8% to $35.4 million in the second quarter of 2023, as compared to $30.8 million in the second quarter of 2022. This increase was primarily due to increases in sales velocities of our products in the club channel and to a lesser extent distribution growth in the measured channel. This was partially offset by the timing of certain promotional events in the measured channel that boosted sales in the second quarter of 2022 but did not repeat this year.

Gross profit increased by $2.5 million to $4.8 million, or 13.6% of net sales, in the second quarter of 2023, as compared to $2.4 million, or 7.6% of net sales, in the second quarter of 2022. The increase in gross profit was due to decreases in certain raw material costs and productivity and efficiency improvements.

Adjusted gross profit, a non-GAAP term, increased by $3.2 million to $10.0 million, reflecting an adjusted gross margin of 28.2% of net sales, in the second quarter of 2023, as compared to $6.8 million, or an adjusted gross margin of 22.0% of net sales, in the second quarter of 2022. The increase in gross profit was due to decreases in certain raw material costs and productivity and efficiency improvements.

Total operating expenses increased by $3.3 million to $15.5 million in the second quarter of 2023, as compared to $12.2 million in the second quarter of 2022. The increase was primarily driven by research and development costs to support new product development, as well as by an increase in equity compensation expense.

Adjusted EBITDA, a non-GAAP term, totaled a loss of $1.9 million in the second quarter of 2023, as compared to a loss of $3.3 million in the second quarter of 2022. The improvement in adjusted EBITDA was driven by lower commodity costs and productivity initiatives.

Loss from operations increased by $0.8 million to $10.6 million in the second quarter of 2023, as compared to a loss from operations of $9.8 million in the second quarter of 2022. The increase was primarily due to increases in operating expenses in the second quarter.

Net loss increased by $3.5 million to $14.6 million in the second quarter of 2023, as compared to $11.1 million in the second quarter of 2022. The increase in net loss was primarily due to increases in operating expenses in the second quarter.

Balance Sheet Highlights

As of June 30, 2023, the Company had cash and cash equivalents of $3.0 million (which includes $2.3 million of restricted cash) and total debt was $102.1 million.

Outlook

For the year ending December 31, 2023:

•	Net sales of at least $200 million

•	Adjusted gross margin of at least 24%

•	Adjusted EBITDA in the mid-to-high single-digit millions range

•	And transitioning to positive cash earnings in the second half of 2023

Long-term, the Company continues to expect:

•	Net sales of approximately $500 million

•	Adjusted gross margin of 35%

•	Adjusted EBITDA margin of 15%

The Company is not providing guidance for gross margin or net loss, the most directly comparable GAAP measures, and similarly cannot provide a reconciliation between its forecasted adjusted gross margin and GAAP gross margin and adjusted EBITDA and net loss without unreasonable effort due to the unavailability of reliable estimates for certain items. These items are not within the Company’s control, may vary significantly between periods and could significantly impact future financial results.

Conference Call and Webcast Details

Management will host an investor conference call at 9:30 a.m. Eastern time on Friday, August 11, 2023 to discuss Real Good Foods’ second quarter 2023 financial results, provide a corporate update, and conclude with a question and answer session with telephone participants. To participate, please use the following information:

Q2 2023 Conference Call and Webcast

Date: Friday, August 11, 2023

Time: 9:30 a.m. Eastern time

U.S./Canada Dial-in: 1-877-451-6152

International Dial-in: 1-201-389-0879

Conference ID: 13740393

Webcast: RGF Q2 2023 Webcast

Please dial in at least 10 minutes before the start of the call to ensure timely participation.

A telephone playback of the call will be available through Friday, August 25, 2023. To listen, call 1-844-512-2921 within the United States and Canada or 1-412-317-6671 when calling internationally. Please use the replay pin number 13740393. A webcast replay will also be available by clicking here: RGF Q2 2023 Webcast.

About Real Good Food Company

Real Good Foods (NASDAQ: RGF) is a leading health and wellness frozen and refrigerated foods company, providing a better way to enjoy your favorite foods. The Company’s mission is to provide “Real Food You Feel Good About Eating”, making delicious, nutritious foods that are low in sugar, low in carbohydrates and high in protein. The Real Good Foods family of products includes breakfast, lunch, dinner, and snacks – available in over 16,000 stores nationwide with additional direct-to-consumer options.

To learn more, please visit our website at realgoodfoods.com or join us on social media @realgoodfoods – where we maintain some of the largest followings in the frozen food industry today.

Non-GAAP Financial Measures

In addition to the Company’s financial results determined in accordance with generally accepted accounting principles in the United States (“GAAP”), the Company believes that adjusted gross profit, adjusted gross margin, and adjusted EBITDA, each of which is a non-GAAP financial measure, are useful performance measures and metrics for investors to evaluate current trends in its operations and compare the ongoing financial and operating performance of our business from period to period. In addition, management uses these non-GAAP financial measures to assess our operating performance and for internal planning purposes. The Company also believes these measures are widely used by investors, securities analysts, and other parties in evaluating companies in our industry as measures of financial and operational performance. However, the non-GAAP financial measures included in this press release have limitations and should not be considered in isolation, as substitutes for, or as superior to, performance measures calculated in accordance with GAAP. Other companies may calculate these measures differently, or may not calculate them at all, which limits the usefulness of these measures as comparative measures. Because of these limitations, the Company considers, and you should consider, these non-GAAP financial measures with other operating and financial performance measures presented in accordance with GAAP. To the extent the Company utilizes such non-GAAP financial measures in the future, it expects to calculate them using a consistent method from period to period.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, which statements are subject to considerable risks and uncertainties. Forward-looking statements include all statements other than statements of historical fact contained in this press release, including statements regarding its projected financial results, including net sales, adjusted gross margin, and adjusted EBITDA and its ability to increase production at its new facility, improve profitability and meet its long-term growth objectives. The Company has attempted to identify forward-looking statements by using words such as “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” “will,” or “would,” and similar expressions or the negative of these expressions.

Forward-looking statements represent management’s current expectations and predictions about trends affecting the Company’s business and industry and are based on information available as of the time such statements are made. Although the Company does not make forward-looking statements unless it believes it has a reasonable basis for doing so, it cannot guarantee their accuracy or completeness. Forward-looking statements involve numerous known and unknown risks, uncertainties and other factors that may cause its actual results, performance or achievements to be materially different from any future results, performance or achievements predicted, assumed or implied by the forward-looking statements. Some of the risks and uncertainties that may cause its actual results to materially differ from those expressed or implied by these forward-looking statements are described in the section entitled “Risk Factors” in its Annual Report on Form 10-K for the year ended December 31, 2022, and other documents filed with or furnished to the Securities and Exchange Commission by the Company from time to time.

In addition, readers are cautioned that the Company may make future changes to its business and operations in response to the impacts of the COVID-19 pandemic, supply chain disruptions and macroeconomic challenges, or in response to other business developments, which changes may be inconsistent with the Company’s prior forward-looking statements, and which may not be disclosed in future public announcements.

Investor Relations Contact

Akshay Jagdale

(856) 955-1453

ir@realgoodfoods.com

UNAUDITED CONSOLIDATED BALANCE SHEET

(In thousands, except share data)

	As of
	June 30,	December 31,
	2023	2022
ASSETS
Current assets:
Cash	$692	$5,279
Accounts receivable, net	22,903	20,316
Inventories	51,206	39,479
Other current assets	1,898	1,026

Total current assets	76,699	66,100
Property and equipment, net	36,193	38,497
Operating lease right-of-use assets	10,155	10,881
Deferred loan cost	804	970
Goodwill	12,486	12,486
Restricted Cash	2,335	2,318
Other noncurrent assets	187	187

Total assets	$138,859	$131,439

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$29,195	$23,424
Operating lease liabilities	1,555	1,455
Finance lease liabilities	3,291	3,310
Business acquisition liabilities, current portion	—	946
Accrued and other current liabilities	3,102	3,719
Current portion of long-term debt	994	370

Total current liabilities	38,137	33,224

Revolving line of credit/capex line	74,021	59,481
Long-term operating lease liabilities	9,223	10,030
Long-term finance lease liabilities	22,425	24,099
Term loan	20,000	10,000

Equipment loan	7,131	—
Long-term Business acquisition liabilities	—	2,405
Other long term liabilities	504	302

Total Liabilities	171,441	139,541
Commitments and contingencies (Note 11)
Stockholders’ Equity/(Deficit):
Preferred stock, $0.0001 par value—10,000,000 shares authorized; no shares issued and outstanding as of June 30, 2023 and December 31, 2022	—	—
Class A common stock, $0.0001 par value—100,000,000 shares authorized; 7,203,851 and 6,424,840 shares issued and outstanding as of June 30, 2023 and December 31, 2022, respectively	1	1
Class B common stock, $0.0001 par value—25,000,000 shares authorized; and 18,676,781 and 19,377,681 shares issued and outstanding as of June 30, 2023 and December 31, 2022, respectively	2	2
Additional paid-in capital	60,043	56,273
Accumulated deficit	(28,992)	(21,126)

Total stockholders’ equity attributable to The Real Good Food Company, Inc.	31,054	35,150
Non-controlling interest	(63,636)	(43,252)

Total stockholders’ deficit	(32,582)	(8,102)

Total liabilities and stockholders’ equity	$138,859	$131,439

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share data)

	THREE MONTHS ENDED JUNE 30,		SIX MONTHS ENDED JUNE 30,
	2023	2022	2023	2022
Net sales	$35,363	$30,809	$65,161	$68,385
Cost of sales	30,551	28,458	55,361	61,787

Gross profit	4,812	2,351	9,800	6,598

Operating expenses:
Selling and distribution	4,670	4,909	10,094	10,236
Marketing	1,509	1,172	3,143	2,958
Administrative	9,270	6,089	17,943	11,867

Total operating expenses	15,449	12,170	31,180	25,061

Loss from operations	(10,637)	(9,819)	(21,380)	(18,463)
Interest expense	3,949	1,291	7,231	2,181
Other income	—	—	(348)	—

Loss before income taxes	(14,586)	(11,110)	(28,263)	(20,644)
Income tax expense	—	—	—	—

Net Loss	$(14,586)	$(11,110)	$(28,263)	$(20,644)
Less: net loss attributable to non-controlling interest	(10,413)	(8,449)	(20,397)	(15,689)

Net loss attributable to The Real Good Food Company, Inc.	$(4,173)	$(2,661)	$(7,866)	$(4,955)

NON-GAAP FINANCIAL MEASURES – RECONCILIATION

	THREE MONTHS ENDED June 30,
	2023	2022
Gross Profit	$4,812	$2,351
Start-up and idle capacity costs (1)	5,029	3,563
Costs related to the COVID-19 pandemic (2)	0	871
Other (3)	135	—

Adjusted Gross Profit	$9,976	$6,785

Adjusted Gross Margin	28.2%	22.0%

(1)

Represents start-up costs associated with commencing operations at our City of Industry and Bolingbrook facilities and other costs associated with temporary manufacturing capacity at our City of Industry and Bolingbrook facilities, including indirect labor costs, utility costs, and rent.

(2)	Represents direct costs incurred in connection with the COVID-19 pandemic, including freight rush charges, labor costs, tolling upcharges, and storage.
(3)	Non-recurring distribution cost incurred as a result of a strategic decision to consolidate network & commissions.

	THREE MONTHS ENDED June 30,
	2023	2022
Net Loss	$(14,586)	$(11,110)
Depreciation and amortization	1,626	404
Provision for income tax	—	—
Interest expense	3,949	1,291
Other Income	—	—
Start-up and idle capacity costs (1)	5,029	3,563
Costs related to the COVID-19 pandemic (2)	—	871
Share-based compensation (3)	1,994	1,735
Other (4)	135	—
Bolingbrook start-up administrative costs (5)	—	—

Adjusted EBITDA	$(1,853)	$(3,246)

Adjusted EBITDA Margin	(5.2)%	(10.5)%

(1)

Represents start-up costs associated with commencing operations at our City of Industry and Bolingbrook facilities and other costs associated with temporary manufacturing capacity at our City of Industry and Bolingbrook facilities, including indirect labor costs, utility costs, and rent.

(2)	Represents direct costs incurred in connection with the COVID-19 pandemic, including freight rush charges, labor costs, tolling upcharges, and storage.
(3)	Represents equity-based compensation expense.
(4)	Non-recurring distribution cost incurred as a result of a strategic decision to consolidate network & commissions
(5)	Represents administrative costs incurred in connection with start-up of the new Bolingbrook Facility.